UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2019

SUNESIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51531	94-3295878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

395 Oyster Point Boulevard, Suite 400 South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 266-3500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03. Material Modification to Rights of Security Holders.

On January 18, 2019, Sunesis Pharmaceuticals, Inc. (the “Company”) filed a Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware with respect to the Company’s Series E Convertible Preferred Stock, par value $0.0001 per share (the “Series E Stock”).

The rights, preferences and privileges of the Series E Stock are set forth in the Certificate of Designation. Each share of Series E Stock is convertible into 1,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at any time at the holder’s option. The holder, however, will be prohibited from converting shares of Series E Stock into shares of Common Stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 9.98% of the total number of shares of the Company’s Common Stock then issued and outstanding (the “Beneficial Ownership Limitation”); provided, however, that a holder may, upon written notice to the Company, elect to increase or decrease the Beneficial Ownership Limitation (not to exceed the limits under Nasdaq Marketplace Rule 5635(b), to the extent applicable). In the event of the Company’s liquidation, dissolution, or winding up, holders of Series E Stock will receive a payment equal to the amount that would be paid on the common stock underlying the Series E Stock, determined on an as-converted basis. Shares of Series E Stock will generally have no voting rights, except as required by law and except that the consent of holders of a majority of the outstanding Series E Stock will be required to amend the terms of the Series E Stock or to alter or amend the Certificate of Designation. Shares of the Series E Stock will not be entitled to receive any dividends, except to the extent that dividends are paid on the Company’s Common Stock, in which case the holders of the Series E Stock shall be entitled to participate in such dividends on an as-converted basis. The Series E Stock will rank:

• senior to all of the Company’s Common Stock;

• senior to all of the Company’s authorized but unissued Series A Preferred Stock;

• senior to any class or series of the Company’s capital stock hereafter created specifically ranking by its terms junior to the Series E Stock;

• on parity with all of the Company’s Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock;

• on parity with any class or series of the Company’s capital stock hereafter created specifically ranking by its terms on parity with the Series E Stock;

• junior to any class or series of the Company’s capital stock hereafter created specifically ranking by its terms senior to the Series E Stock;

in each case, as to distributions of assets upon the Company’s liquidation, dissolution or winding up whether voluntarily or involuntarily.

A copy of the Certificate of Designation is attached hereto as Exhibit 3.1 and is incorporated herein by reference. The foregoing description of the rights, preferences and privileges of the Series E Stock is qualified in its entirety by reference to such exhibit.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth above relating to the Company’s Certificate of Designation is incorporated herein to this Item 5.03.

Item 8.01. Other Events.

On January 17, 2019, the Company entered into two underwriting agreements (each, an “Underwriting Agreement”) with Wells Fargo Securities, LLC as representative for itself and Oppenheimer & Co. Inc. (together, the “Underwriters”) for separate, concurrent offerings of the Company’s securities, which together are expected to result in gross proceeds to the Company of approximately $20 million.

The first Underwriting Agreement relates to the offering and sale of 23,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock Offering”). The purchase price of each share of common stock is $0.50. The Underwriters have a 30-day option to purchase up to an additional 3,450,000 shares of common stock. All of the shares in the Common Stock Offering are being sold by the Company.

The second Underwriting Agreement relates to the offering and sale of 17,000 shares of the Company’s Series E Stock (the “Series E Offering”). The purchase price of each share of Series E Stock, convertible into 1,000 shares of common stock, is $500.

Each of the Common Stock Offering and the Series E Offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-218607), including the prospectus dated November 21, 2017 contained therein, as the same has been supplemented.

The sale of shares of common stock and Series E Stock is expected to close on January 23, 2019. Each Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in each Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties. Subject to certain exceptions, the Company and all of the Company’s directors and executive officers and certain stockholders also agreed to not sell or transfer any common stock of the Company for 90 days after January 17, 2019 without first obtaining the consent of the Underwriters.

A copy of the Underwriting Agreement relating to the Common Stock Offering is attached hereto as Exhibit 1.1 and is incorporated herein by reference. A copy of the Underwriting Agreement relating to the Series E Offering is attached hereto as Exhibit 1.2 and is incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreements qualified in its entirety by reference to such exhibits. A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the securities in these offerings is attached as Exhibit 5.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement relating to the Common Stock Offering, dated January 17, 2019

1.2	Underwriting Agreement relating to the Series E Offering, dated January 17, 2019

3.1	Certificate of Designation of Series E Convertible Preferred Stock

4.1	Form of Specimen Series E Preferred Stock Certificate

5.1	Opinion of Cooley LLP

23.1	Consent of Cooley LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNESIS PHARMACEUTICALS, INC.

Dated: January 18, 2019

	By:	/s/ William P. Quinn
William P. Quinn
Chief Financial Officer and Senior Vice President, Finance and Corporate Development